POWER OF ATTORNEY

  I, Martha (Marti) A. Morfitt, hereby authorize and
designate each of Eric J. Buss, Brian Senger,
Amy C. Seidel and Nicole J. Kroetsch, signing singly, as
my true and lawful attorney-in-fact to:

 (1) execute for and on my behalf, in my capacity
as an officer and/or director of Life Time Fitness, Inc. (the
"Company"), Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934,
as amended (the "Exchange Act"), and the rules and
regulations promulgated thereunder;

 (2) do and perform any and all acts for and on
my behalf which may be necessary or desirable to
complete and execute any such Form 3, 4 or 5 and
timely file such form with the Securities and Exchange
Commission, any stock exchange or similar authority,
and the National Association of Securities Dealers;
and

 (3) take any other action of any type whatsoever
in connection with the foregoing which, in the opinion
of such attorney-in-fact, may be to my benefit, in my
best interest, or legally required of me, it being
understood that the statements executed by such
attorney-in-fact on my behalf pursuant to this Power
of Attorney shall be in such form and shall contain
such terms and conditions as such attorney-in-fact may
approve in such attorney-in-fact's discretion.

  I hereby further grant to each such
attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as I
might or could do if personally present, with full
power of substitutes or revocation, hereby ratifying
and confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers herein
granted.  I hereby acknowledge that the foregoing
attorneys-in-fact, in serving in such capacity at my
request, are not assuming, nor is the Company
assuming, any of my responsibilities to comply with
Section 16 of the Exchange Act.

  This Power of Attorney shall remain in full
force and effect until I am no longer required to file
Forms 3, 4 and 5 with respect to my holdings of and
transactions in securities issued by the Company,
unless earlier revoked by me in a signed writing
delivered to the foregoing attorneys-in-fact.

  IN WITNESS WHEREOF, I have caused this Power
of Attorney to be duly executed as of this 8th day of
August, 2008.

/s/ Martha (Marti) A. Morfitt